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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 31, 2002

WASHINGTON GROUP INTERNATIONAL, INC.

Commission File Number 1-12054

A Delaware corporation

IRS Employer Identification No. 33-0565601

720 PARK BOULEVARD, BOISE, IDAHO 83729

208/386-5000

        The Company is revising its Form 8-K filing of October 29, 2002, to include a copy of the Asset Purchase Agreement covering the sale of the Company's EMD Division, filed herewith as Exhibit 99.2.

Item 5. Other Material Important Events.

        On October 28, 2002, the Company announced the sale of the Electro-Mechanical Division of its Westinghouse Government Services subsidiary to Curtiss-Wright Corporation. (See the attached press release dated October 28, 2002, filed as Exhibit 99.1 hereto and incorporated herein by this reference.)

Signature

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WASHINGTON GROUP INTERNATIONAL, INC.
OCTOBER 31, 2002	By:	/s/ CRAIG G. TAYLOR Craig G. Taylor Secretary

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  Item 5. Other Material Important Events.
Signature